United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 1, 2026

Date of Report (Date of earliest event reported)

DT Cloud Star Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42167	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Christopher Columbus Dr Apt 4411 Jersey City, NJ	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 865-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.0001 par value per share, and one Right	DTSQU	The Nasdaq Stock Market LLC
Ordinary Shares	DTSQ	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-ninth (1/9) of one Ordinary Share	DTSQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

As approved by its shareholders at the annual meeting of shareholders held on October 1, 2026 (the “Annual Meeting”), DT Cloud Star Acquisition Corporation (the “Company”) entered into an amendment to the Investment Management Trust Agreement (the “Trust Agreement”), with Wilmington Trust National Association, a national banking association, as trustee, dated as of October 1, 2026 (the “Trust Amendment”). Pursuant to the Trust Amendment, the Company has the right to extend the time to complete its business combination (the “Business Combination Period”) under the Trust Agreement for a period of twelve months from October 26, 2026 to October 26, 2027, by depositing into the trust account (the “Trust Account”) $0.033 for each remaining public share (the “Extension Payment”) for each one-month extension.

The foregoing descriptions of the Trust Amendment are qualified in their entirety by reference to the full text of the Trust Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The fourth amended and restated memorandum and articles of association (the “Fourth Amended And Restated Memorandum and Articles of Association”) was approved by the shareholders of the Company at the Annual Meeting on October 1, 2026.

The foregoing descriptions of the Company’s Fourth Amended And Restated Memorandum and Articles of Association are qualified in their entirety by reference to the full text of the Company’s Fourth Amended And Restated Memorandum and Articles of Association, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 1, 2026, the Company held the Annual Meeting. On September 9, 2026, the record date for the Annual Meeting, there were 3,653,409 ordinary shares of the Company entitled to vote at the Annual Meeting, of which 2,766,246, or approximately 75.72% of the total outstanding ordinary shares of the Company, were represented in person or by proxy; therefore, a quorum was present.

1. Election of Directors

At the Annual Meeting, all of the following five nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Withheld	Broker Non-Vote
Sam Zheng Sun	2,766,196	50	0
Kenneth Lam	2,766,196	50	0
Shaoke Li	2,766,196	50	0
Longjiao Li	2,766,196	50	0
Chi Zhang	2,766,196	50	0

2. Auditor Appointment

At the Annual Meeting, the shareholders voted to ratify the appointment of Elite CPA P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

FOR	AGAINST	ABSTAIN
2,766,096	0	150

3. Trust Amendment

Shareholders approved the proposal to amend the Company’s Trust Agreement by and between the Company and Wilmington Trust National Association, as trustee, dated as of July 24, 2024, as amended on October 22, 2025, giving the Company the right to extend the Business Combination Period up to twelve additional times, each by a period of one month, from October 26, 2026 to October 26, 2027, by depositing into the Trust Account $0.033 for each remaining public share for each one-month extension.

Adoption of the Trust Amendment required approval by the affirmative vote of at least 65% of the outstanding shares. The voting results were as follows:

FOR	AGAINST	ABSTAIN
2,765,072	1,124	50

4. Charter Amendment

Shareholders approved the proposal to amend the Company’s third amended and restated memorandum and articles of association, to extend the Business Combination Period to October 26, 2027, by adopting the Fourth Amended And Restated Memorandum and Articles of Association.

Adoption of the Charter Amendment required approval by the affirmative vote of the holders of at least two-thirds of the Company’s ordinary shares issued and outstanding and entitled to vote and which are present (in person or by proxy). The voting results were as follows:

FOR	AGAINST	ABSTAIN
2,765,172	1,024	50

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Annual Meeting, 787,135 outstanding shares were tendered for redemption.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Memorandum and Articles of Association of DT Cloud Star
10.1	Amendment No. 2 to the Investment Management Trust Agreement between DT Cloud Star and Wilmington Trust National Association dated October 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2026

DT CLOUD STAR ACQUISITION CORPORATION

By:	/s/ Sam Zheng Sun
Name:	Sam Zheng Sun
Title:	Chief Executive Officer